Exhibit 3.86

Exhibit 3.86

Government of

Saskatchewan

The Business Corporations Act

Certificate of Incorporation

Form 2

Corporation No. 569314

1 hereby certify that

569314 SASKATCHEWAN LTD.

is this day incorporated and registered under The Business Corporations Act.

Given under my hand and seal this

8th

day of

March

Director

1984

-.

FROM 1

PROVINCE OF SASKATCHEWAN

THE BUSINESS CORPORATIONS ACT

ARTICLES OF INCORPORATION

(Section 6)

1. Name of corporation:

569314 Saskatchewan Ltd.

2. The municipality in which the registered office is to be situated:

City of Regina

3. The classes and any maximum number of shares that the corporation is authorized to issue: ·

There shall be one class of shares consisting of an unlimited number of Class “A” shares each carrying the right to one vote at all meetings of shareholders and fully participating as to dividends and distributions of capital upon liquidation or winding-up of the corporation.

4. Restriction, if any: on share transfers:

None

5. Number (or minimum and maximum number) of directors: Not less than 1, nor more than 10 director , as determined by the directors from time to time.

6. Restrictions, if any, on business the corporation may carry on:

The annexed Schedule 1 is incorporated in this form.

7. Other provisions if any:

None

8. Incorporations:

Name in full

Place of residence, giving street and number or R.R. number and post office

Signature

Katherine Dorothy Wellman 60 Tibbits Road

Regina, Sask.

. .

SCHEDULE 1 TO THE ARTICLES OF INCORPORATION OF

569314

SASKATCHEWAN LTD.

The business of the Corporation shall be restricted to the production of coal and the processing of oil to provide fuel for use in Saskatchewan Power Corporation’s power plants, the·sale of coal and oil not immediately required by Saskatchewan Power Corporation, and the sale of by-products of oil processed, and the implementation or exercise of any other corporate purpose or power which is connected with or incidental to such production, processing or sale.

FORM 1

PROVINCE OF SASKATCHWAN

THE BUSINESS CORPORATIONS ACT

ARTICLES OF INCORPORATION

(Section 6)

1. Name of corporation:

569314 Saskatchewan Ltd.

2. The municipality in which the registered office is to be situated:

City of Regina

3. The classes and any maximum number of shares that the corporation is authorized to issue:

There shall be one class of shares consisting of an unlimited number of Class “A” shares each carrying the right to one vote at all meetings of shareholders and fully participating as to dividends and distributions of capital upon liquidation or winding-up of the corporation.

‘4. Restrictions, if any: on share transfers:

None

5. Number (or minimum and maximum number) of directors: Not less than 1, nor more than 10 directors, as determined by the directors from time to time.

6. Restrictions. if any. on business the corporation may carry on:

The annexed Schedule 1 is incorporated in this form.

7. Other provisions if any:

None

8. Incorporations:

Name in full

Place of residence. giving street and number or R.R. number and post office

Signature

Katherine Dorothy Wellman

60 Tibbits Road

Regina, Sask.

SCHEDULE 1 TO THE ARTICLES OF INCORPORATION OF 569314

SASKATCHEWAN LTD.

The business of the Corporation shall be restricted to the production of coal and the processing of oil to provide fuel for use in Saskatchewan Power Corporation’s power plants, the sale of coal and oil not immediately required by Saskatchewan Power Corporation, and the sale of by-products of oil processed, and the implementation or exercise of any other corporate purpose or power which is connected with or incidental to such production, processing or sale.